Ark Restaurants

Third Quarter 2019 Results Conference Call

August 13, 2019

C O R P O R A T E P A R T I C I P A N T S

Anthony Sirica, Chief Financial Officer

Michael Weinstein, Chairman & Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Anthony Chiarenza, Key Equity Investors

P R E S E N T A T I O N

Operator:

Greetings, and welcome to Ark Restaurants Third Quarter 2019 Results Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Anthony Sirica, Chief Financial Officer. Please go ahead.

Anthony Sirica:

Thank you Operator. Good morning and thank you for joining us on our conference call for the third quarter end of June 29th, 2019. With me on the call today is Michael Weinstein our Chairman and CEO, Vincent Pascal our Chief Operating Officer. For those of you who have not yet obtained a copy of our press release that was issued over the news yesterday, it's available on our website. To review the full text of that press release along with the associated financial tables, please go to our homepage at www.arkrestaurants.com.

Before we begin, I'd like to read the Safe Harbor statement. I need to remind everyone that part of our discussion this morning will include forward-looking statements and that these statements are not guarantees of future performance, and therefore undue reliance should not be placed on them. I refer everyone to our filings with the Securities and Exchange Commission for a detailed discussion of the risks that may have the direct bearing on our operating results performance and financial condition.

I'll now turn over the call to Mike Weinstein.

Michael Weinstein:

Hi everybody. If you hear some background noise it's the construction on the street outside the road, so I apologize for that. It is not a good way for us to add some to stop. There might be a little buzzing in the background. I'd like to go over how we performed in terms of parts of the country where we operate. Most of the increase in the EBITDA came from our Florida, Alabama, and Vegas properties. Vegas is just benefiting from increased traffic in Vegas, and more utilization of the arena in the park which is right next to New York New York Hotel and Casino where we have most of our operations. They are utilizing that 20,000-seat arena more frequently and we benefit from that.

In Alabama, we always thought there were synergies between their corporate expenses and what we do here in New York and we had sort of committed to ourselves, we won't change anything until we had a good deal of experience operating those restaurants, and about two years out, we decided earlier this year to get rid of their corporate office, reduce the number of people working on bookkeeping and maintenance and bringing a lot of that work here in New York.

There were substantial savings in that, as well as the fact that the business increased at Gulf Shores. We sort of got the double benefit of increased revenue from increased traffic in the restaurants and lower corporate expenses, so we did very well there. Shuckers and Rustic continue to do very well. We seem to have found some sort of management formula at Rustic that keeps going up every quarter and it's become a major cash flow benefit for the Company. We acquired JB's restaurant in Deerfield Beach six weeks before the quarter ended. There was really no benefit. The EBITDA from JB's, we expect the annual benefit to be roughly $1.5 million a year. We're still working through trying to use our leverage from our other restaurants in Florida, but from our other restaurants in general and our buying power to see what impact we can have on that costs. So we're very early in the game there. But the restaurant does about $1,170 a year in terms of revenues and we should benefit and we think it's a strong acquisition for the Company.

Sequoia in Washington did better, but it's still disappointing in terms of where we think we should be with this restaurant. We think we have all the positions filled with the proper management and I think the menu is better, certainly the design is spectacular. We're getting good responses from people that are coming there. There has been a lot of competition. That's an area not too far away from Sequoia that opened just about the same time our renovation came on-stream. That area is called (inaudible) has 18 restaurants. I think we would be hurt in terms of our capacity and the amount of demand that could come into the restaurant by this new area, but little-by-little the (inaudible) starting to come in, they're seen more traffic on days when the weather's good. I think we're on the right path, but it did not perform as well as we would've liked. New York is being challenged in several respects. Number one is labor costs. We're doing the best we can to control these. I mentioned in prior calls that essentially pin employees with the new minimum wage legislation has seen their income increase 100% in three years, when 60% of your employees in restaurant are tipped employees and their minimum wage salary goes from $550 to $10 an hour, in three years, that's a tough thing to try to (inaudible).

The major problems we have in that, is that we don't see very much in the way of price elasticity. Selectively, we have tried to raise prices, but this is not-we’re not in an area or in an economy where we feel that you

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could go increase prices 5% across-the-board. There's too much competition from delivery services and there are just too many walk (inaudible) from restaurants in every area of the city. We've been modest in our increases. It's sort of remarkable to me given a lot of bad weather and given the labor portion expense that Ryan Park and Southwest we're able to keep pretty much flat in terms of EBITDA compared with last year's quarter. We don't see a lot of organic growth in EBITDA in the New York restaurants. The only thing that changes, quite honestly is in terms of the increased revenues is we've another very bad weather year, utilization in Washington and New York of our outdoor cafe seats has been really impacted by a lot of bad weather. But, we said that last year and I think we said the year before and maybe this is what the new expectation is. It is a lot of rain and rain always seems to happen at 6 o'clock at night, just this everybody is leaving work and they bypass our outdoor seats because they can't be utilized.

We are in a good position on our balance sheet. The business has benefited dramatically and then maybe some luck involved in this. The business has benefited from the fact that the last four restaurants of the five that we've done: Shuckers, Rustic Inn, the two in Alabama, those four restaurants are properties that we own. We own plans underneath them, we own the buildings as well as the operations. We bought those at a very reasonable price, roughly on average, when we bought them at about 5.5 times operating profit obviously, with Rustic having gone from a $1.5 million to $3.5 billion in operating profits. We wound up with something that we bought for two times current operating profit. JB's, we do not own land or the building. We have a 25-year lease. We do have a right of first refusal on that property. We think we are likely owner of it at some point and we think we can do that at a reasonable price. Our goal is to find more of these and our portfolio should be more representative of that type of deal as we go forward.

We just recently in Florida were moved kind of Hard Rock Cafe and Casino and Hollywood. Our fast food operation was moved by the casino to a new location, we opened a couple of weeks ago. We're actually doing more business than we were doing in the old location and the hotel was still under construction from a major expansion. In Tampa, we have a situation where we're going to be closed for three months as they redo the area in which we're in. That property is also being expanded. El Rio Grande in New York, the building has a lot of construction interrupting our business. So, all this has taken effect during the June quarter. So, I think if we had normalized those things, our EBITDA would have been better by a few hundred thousand dollars.

So, what we have is a business that's very good shape at this point. It’s starting to hit where we think we should be with properties that we have. We still have a long way to go with Sequoia. I think we will benefit greatly as time goes on. Some additional operating profits from Sequoia. We're looking. We’re out there looking for properties to buy. I hope this gives you a pretty good understanding of where we are and I'm welcoming questions.

Operator:

At this time, we will be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your questions from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment please while we poll for questions. Once again, that is star, one if you would like to ask a question.

Our first question comes from the line of Anthony Chiarenza with Key Equity Investors. Please proceed with your question.

Anthony Chiarenza:

Good morning. Can you give us an update on the Meadowlands and how it's progressing at this point?

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Michael Weinstein:

I'd be delighted. So, in terms of operations at the Meadowlands and the balance sheet of the Meadowlands. The balance sheet has improved dramatically there because we got some $15 million, $7.5 million for the rights of tangible for sports betting on-premise, and a $7.5 billion advanced against profits. So, $15 million immediately went to pay off debt. There is an online deal that's being done where we get a $5 million buy into the rights, which will also help with the balance sheet. Horse-racing is not a money earner, but sports betting has been terrific. We'll do over $50 million this year in sports betting. We think there is a 5% hold, meaning that we'll get it a $25 million profit off of that. That is split with FanDuel (phon). Our Expectation on a fully diluted basis of what our share of that will be is some $800,000 a year at that rate. We don't recognize that until it's distributed. We think there'll be a distribution in the fourth quarter of this year, although we're not in control of how much the 800,000 we think we deserve will be distributed.

So, from a sports betting point of view, it's turned the venue around dramatically. The food and beverages obviously did benefited by sports betting. Our food service business is highly profitable now. We-Ark doesn’t get very much from the food service business because when this whole thing was starting, we basically said we'll manage it, we don't want to take losses, we don't want to take profits. We didn't want to-we knew there will be heavy losses at the beginning, and until we get a casino-if we get a casino, we sort of do that pro bono. I think there's a 5% management fee (inaudible) and a 5% of profits as a management fee. So, we'll get some small amounts on that.

In terms of a license for casino gaming, as you know not only do we own a part of the LLC, but we also have the exclusive rights to all food and beverage with the exception of a carve out for Hard Rock cafe. Other than that, we’ve pulled beverage and all the whole food prices if the casino is there. I don't see very much activity in terms of movement in Jersey for a casino in the north right now. I think what the linchpin will be, and I think then there will be a rush, is when New York City gets downstate casinos.

Promo when we made the deal for seven casino licenses initially, said you won't put anything down state. Meaning Yonkers or Queens primarily for national accounting until a seven year grace period has gone buy to help the upstate casinos. We’re two years away from that, so I think that will be the key to getting Jersey to move on a license. But, our opposition in terms of balance sheet, we made it roughly a $5.6 million investment, we own somewhere along the line of about 1.7 million. We're getting the interest on that 1.7 million now, which will start to show up next quarter. We're going to be benefited by distribution of sports betting profits. We're in good shape while we’re in a holding pattern. That's the best I can describe it.

Anthony Chiarenza:

That sounds good, that's very helpful. Now, in terms of New York City, what are your thoughts at this point? Is it just to maintain stable and I know you're looking to acquisitions and I think New York is probably not one of your prime spots (inaudible) looking for opportunity.

Michael Weinstein:

We're not looking to do anything further in New York. The main danger to the restaurant business nationally is the $15 minimum wage. Now, there's no one working for us that's a non-tipped employee. All package (phon) that has people, and dishwashers, cooks, managers, assistant managers, nobody makes less than $15 an hour in any venue. Alabama has the $2.70 minimum wage. There's nobody working for $2.70. We can't find people at $17, $18 an hour in Alabama right now. So, but this is a big push for a $15 universal minimum wage. Now, that would-the way the legislation which just written and passed in the Democratic House which the Senate obviously is not paying any attention to, but it's a Republican Senate, that legislation doesn't allow for tip credits. Well, I have people on average in New York making $40 to $50 an hour, and their minimum wage right now is $10. That's the minimum wage for a tipped employee. If they were to go to $15 an hour, that's 60% of my workforce getting a $5 raise above the $10 and then making $40, $50 an

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hour. We disagreed strongly with that, in terms of economic preservation, but that would be everywhere nationally if that came to pass.

So, the 2020 election becomes sort of important to the restaurant industry in that, if the federal government doesn't allow the tip credits, restaurants are going to be under tremendous expense pressure. The difference in New York right now as opposed to Washington DC or other venues, New York legislature's which has Democratic legislature right now is pushing for the elimination of the tip credit. We don't think promos (phon) going to sign that, we think there's been strong evidence that this would further harm restaurant business, full-service restaurant business. For the moment, we think things are fine, but in the long run, it's questionable about the viability of maintaining our current expense structure, and our ability to figure out how to deal with it if it comes to pass when they eliminate the tip credit. That's the biggest question. New York is sort of the center of gravity for all of that right now.

Anthony Chiarenza:

Right. Great. Thank you very much. I appreciate your answers.

Michael Weinstein:

My pleasure.

Operator:

There are no further questions at this time. I would like to turn the call back to Michael Weinstein for closing remarks.

Michael Weinstein:

I would like to mention one other thing. We are embarking on a venture in-outside of Columbus Ohio in a town called Easton Ohio, which gets 30 million visitors a year. It was started by Leslie Wexner and George Town Development and New York is the partner, and over the course of the years, we've always been asked to give advice what they should be doing in terms of restaurants. They see 30 million people a year that come to that town, which was still 20 years ago, because of the upscale retailing they have been pretty edgy in their retailing, and people go there to shop and be entertained, and to eat out. Their feeling for the last few years is that these leases they signed 20 years ago when the project was starting, were all with the most part either local Columbus restaurants or with some national chains like Pizza PF Chang's (phon) and others (inaudible), other names you would probably recognize. They want their restaurants to be more idiosyncratic and bring in people from all over the country who are doing interesting restaurants and presenting, you know, edgier products.

So, we've been asked to get involved in that mix. We've made a proposal to them and they're excited about the proposal, and this would probably encompass over the next five years, some 20 to 25 restaurants. The town presently has 49 restaurants, and is expanding. We're at the very beginning of this. But if it were to be successful, we think this is a pretty significant opportunity for the Company. The first stage of it, if it takes place and we think it does take place would be over the next 18 months to build six restaurants, either our own restaurants or in partnership with other restaurant tours who see the same opportunities as we do but don't have the capability of traveling to Easton Ohio, and would want us to manage it for them or be a joint venture partner. It's an interesting opportunity.

It does not require a lot of money from our balance sheet, and that's why we're looking at it. What we are able to generate in terms of cash flow to invest, we're holding that for potential acquisitions where we either-where we own the property, plan the building as well as the operation. This is something that is financeable by the developer as opposed to us. We'll keep you up-to-date on this as it goes along. But, we're just at the very beginning and I think it's exciting.

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With that, thank you for joining us and see you next quarter.

Operator:

This concludes today's conference, you may disconnect your lines at this time. Thank you for your participation and have a wonderful day.

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